Exhibit 10.26

COMMERCIAL LEASE

This Commercial Lease, executed September  ____, 2003, by and between ROSEVILLE PROPERTIES MANAGEMENT COMPANY, a Minnesota corporation, as the duly authorized agent for COMMERS-KLODT PARTNERSHIP, a Minnesota partnership (“Landlord”) and INTERNATIONAL TECHNIDYNE CORPORATION, a Delaware corporation (“Tenant”).

DEFINITIONS:

“Building” – That certain Building on real property located in the City of Roseville, County of Ramsey, State of Minnesota, and commonly addressed as Roseville Business Commons II located at 2640 - 52 Patton Road, Roseville, Minnesota 55113 (See Exhibit A).

“Demised Premises” - That certain portion of the Building, consisting of approximately 35,040 square feet as measured from the outside walls of the Demised Premises to the center of the partition wall (see Exhibit B). The Demised Premises includes a non-exclusive easement for access to Common Areas as defined below, and all licenses and easements appurtenant to the Demised Premises. Unless otherwise stated, Tenant shall accept the Demised Premises in an “as is” condition.

“Common Areas” – The term “Common Area” refers to all areas used non-exclusively by Tenant and other Tenants in the Building, including, but not limited to, corridors, lavatories, driveways, truck docks, parking lots and landscaped areas. Common Areas are available to Tenant and its employees, agents, customers, and invitees for reasonable use in common with other lessees, their employees, agents, customers and invitees, subject to reasonable rules and regulations set forth by Landlord.

“Property” – All that certain real estate legally described on Exhibit A-l attached hereto and incorporated herein, on which the Building is located.

In consideration for the Base Rent, Additional Rent and any additional compensation(s) outlined in this Lease, Landlord leases to Tenant the Demised Premises under the following conditions:

1.0 TERM OF LEASE AND POSSESSION:

Landlord gives and Tenant takes possession of Demised Premises for the term of five (5) years, beginning on the earlier of (i) January 1, 2004, or (ii) the date on which Tenant shall commence business operations at and from the Demised Premises (the “Commencement Date”); provided, however, that the Commencement Date shall in no event be earlier than ten (10) days after Landlord shall provide to Tenant the “Delivery Notice”, as defined below, and ending on a date five (5) years thereafter, unless terminated earlier as provided herein. Landlord shall deliver possession of the Demised Premises to Tenant in the condition required by this Lease on or before a date thirty (30) days after satisfaction or waiver of the Tenant contingencies set forth in Section 39.0 hereof (the “Scheduled Delivery Date”). The Demised Premises shall be delivered in substantially the same condition as that existing on the date of execution of this Lease, reasonable wear and tear excepted with a current certificate of occupancy in effect if required. Delivery of the Demised Premises shall occur at such time as Landlord shall make the Demised Premises available to Tenant in the condition required under this Lease. The rentals herein reserved shall commence on the Commencement Date. Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Demised Premises. After the Commencement Date, the parties agree to execute a memorandum confirming the Commencement Date and the Expiration Date. Landlord shall deliver a written termination of the existing lease with Diametrics Medical, Inc. effective as of the Commencement Date. In the event that the Commencement

Date has not occurred within ninety (90) days of the expiration of the Tenant Contingencies as set forth in Section 39.0, Tenant may terminate this Lease by giving written notice of its election to do so to Landlord, which shall be effective ten (10) days after the delivery of such notice, unless Landlord shall deliver the Demised Premises during such 10-day period.

1.1 RENEWAL OPTIONS

Tenant shall have the right to extend the Term of this Lease for two (2) Renewal Terms of three (3) years each exercisable by written notice given by Tenant not less than 180 days prior to the end of the then current Term provided that no default on the part of the Tenant, of which Tenant has received written notice and allowed a cure period equal to the longer or the applicable cure period provided for under this Lease or fifteen days, shall exist at the time that such notice is given or at the commencement of such renewal term. The Base Rent payable during each Renewal Term shall be one hundred and five percent (105%) of that payable during the preceding Term.

2.0 BASE RENT:

Landlord is due and Tenant shall pay Landlord, Base Rent as scheduled:

Months 1 through 12	$24,090.00 per month
Months 13 through 24	$24,692.00 per month
Months 25 through 36	$25,309.00 per month
Months 37 through 48	$25,941.00 per month
Months 49 through 60	$26,598.00 per month
First Renewal Term	$27,927.90 per month
Second Option Period	$29,324.30 per month

Base Rent due for any partial month at the beginning or end of the term of this Lease (the “Lease Term” shall be prorated based on the number of days in such month falling within the Lease Term.

3.0 ADDITIONAL RENT:

Tenant shall reimburse to Landlord monthly, throughout the Term of Lease and any extension of this Lease, the following Additional Rent to the extent allocable to the Demised Premises:

Common Area Maintenance (CAM) expenses, Real Estate Taxes/Assessments, any Utilities not paid directly by Tenant, and any Miscellaneous Charges or Reimbursements

Landlord may estimate annual CAM and Real Estate Taxes/Assessments expenses as a basis for reimbursement for any calendar year and invoice in monthly installments (see Exhibit C). During the Term of Lease and/or any extension of this Lease, Landlord, within 120 days of each calendar year end, will provide to Tenant a written statement of actual CAM and Real Estate Taxes/Assessments expenses, along with reasonable backup information with respect thereto. If Tenant has underpaid its share of any of these expenses, at Landlord’s election, Tenant shall reimburse Landlord as invoiced, which amounts shall be paid within thirty (30) days of receipt of such invoice. If Tenant has overpaid its share of any of these expenses, Landlord will credit such amount against the most current monthly invoice. If the Term of Lease includes less than the full calendar year, any reimbursements) will be prorated based on time of occupancy for such year. Upon prior written notice to Landlord, Tenant shall have the opportunity to audit the actual CAM and Real Estate Taxes/Assessments expenses statement for a period of 180 days upon receipt of said Statement. Tenant waives its rights to audit the actual CAM and Real Estate Taxes/Assessments expenses upon the failure of the Tenant to exercise such rights during said 120 day period. In the event that Tenant has been overcharged by three percent (3%) or more, Landlord shall reimburse Tenant, along with the amount of such over charge, the reasonable cost of such audit.

Tenant’s share of all Additional Rent will be determined by the Tenant’s leased share (Demised Premises) of the total building square footage along with Tenant’s proportionate share of any rooms considered common area to the building (expenses will be calculated on an annual basis divided by building square footage to obtain an annual cost per square foot.)

Landlord, at its election, may invoice for reimbursement(s) of any Utility usage not paid directly by Tenant.

3.1 COMMON AREA MAINTENANCE EXPENSES (CAM):

Common Area Maintenance (CAM) shall include the reasonable expenses incurred in connection with maintenance, repair, replacement (amortized over the useful life of replacements having a cost in excess of Three Thousand Dollars) and care of all lighting, plumbing, roofs (i.e., including ordinary roof repairs, but excluding replacement of the roof or any material portion thereof), parking surfaces, landscaped areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building, costs of equipment purchased and used for such purposes (amortized over its useful life), cleaning and cleaning supplies for the common areas, insurance premiums, management fee not to exceed 5% of gross collected rents, and wages and fringe benefits of personnel employed for such work on site Additionally, during the term of this Lease, any extension and/or renewal of this Lease, CAM expenses shall include the annual cost or portion allocable to the Building (i.e. amortized over the useful life thereof) of any capital improvements made to the Building by Landlord which result in a reduction of expenses (but only to the extent of such reduction or reasonable estimate thereof) or required under any governmental law or regulation by reason of the Tenant’s particular needs and use of the Demised Premises. Those items set forth, on Exhibit D attached hereto and incorporated herein shall be excluded from CAM.

3.2 REAL ESTATE TAXES AND ASSESSMENTS:

Real Estate Taxes and Assessments shall mean all Real Estate Taxes, all assessments and any taxes in lieu thereof payable during each calendar year during the term of this Lease, which may be levied upon or assessed against the Building. In the event the taxing authorities additionally include in such real estate and assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items. Upon Tenant’s request, Landlord will furnish a copy of the Real Estate Tax statement

3.3 UTILITIES

Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Building. Tenant shall pay, when due, all charges for sewer and water usage, garbage/refuse disposal/removal and recycling, electricity, gas and other fuels, telephone/communication services and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any extension and/or renewal of this Lease. If Tenant’s usage of any utility is deemed disproportionate as determined by Landlord, Landlord may elect to submeter and bill Tenant accordingly. Landlord accepts no responsibility for any disruption of any utility service due to accident, natural causes or circumstances beyond Landlord’s control and/or the utility provider’s inability to deliver said service .

3.4 MISCELLANEOUS CHARGES AND REIMBURSEMENTS

Miscellaneous Charges and Reimbursements shall include, without limitation, service requests facilitated by Landlord at the direction of Tenant, Tenant improvement reimbursements, notes due Landlord and any other miscellaneous charge due Landlord

4.0 COVENANT TO PAY RENT:

With exception of the limited right of offset set forth in Section 22, the covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are due and payable as invoiced on the first of the each month during the Term of Lease and any extensions of the Lease to Landlord at:

2575 North Fairview Avenue, Suite 250
Roseville, Minnesota 55113

or such other address as Landlord shall designate to Lessee in writing.

5.0 OVERDUE PAYMENTS:

All base rent and additional rent under this Lease and any extension shall be due on the first of each calendar month, unless otherwise specified. Service charges shall be imposed after the tenth day of each calendar month in the amount five percent (5%) of the delinquent payment.

6.0 USE:

The Demised Premises shall be used and occupied by Tenant solely for the purposes of general office, showroom, warehouse and light manufacturing (collectively, the “Permitted Uses”) and Tenant agrees that such use shall be in compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Premises. Tenant shall immediately discontinue any use of the Demised Premises which is not in compliance with any applicable laws, ordinances or governmental regulations. The Demised Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Landlord shall be obliged on account of the purpose or manner of said specific use by Tenant (as opposed to office, showroom, warehouse or light manufacturing use generally) to make any addition or alteration to or in the Building. Tenant shall occupy the Demised Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, and will not permit or create any nuisance, unusual or unreasonable noise, noxious odor, or otherwise unreasonably interfere with, annoy or disturb any other tenant in the Building in its normal business operations or Landlord in its management of the Building. Tenant’s use of the Demised Premises shall conform to all the Landlord’s rules and regulations relating to the use of the Building so long as such rules and regulations (i) are binding on all tenants of the Building, (ii) are not enforced in a discriminatory manner, and (iii) do not materially reduce Tenant’s rights hereunder or increase Tenant’s liabilities hereunder. Outside storage on the Building of any type of equipment, property or materials owned or used on the Premises by Tenant or its customers and suppliers shall not be permitted, unless otherwise stated.

7.0 SECURITY AND DAMAGE DEPOSIT: INTENTIONALLY DELETED

OMISSION OR INCLUSION OF THIS PROVISION SHALL DEPEND UPON THE FINANCIAL STATEMENTS OF THE TENANT AND EXISTENCE OR NON EXISTENCE OF GUARANTEES BY THE PARENT CORPORATION.

8.0 CARE AND REPAIR OF DEMISED PREMISES:

Tenant shall, at all times throughout the Term of Lease and any extensions, and at its sole expense except to the extent either (i) caused by the negligence of Landlord, its agents, employees or contractors or (ii) otherwise expressly allocated to Landlord hereunder, keep and maintain the Demised Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant’s obligations hereunder shall include without limitation, the maintenance, repair, replacement, if necessary of all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks, the replacement of all broken glass, of any fixture/equipment/component of heating, ventilation, air conditioning (HVAC) systems, all lighting systems, plumbing systems and electrical systems located within the Demised Premises. Landlord shall repair and/or replace the HVAC systems as necessary so that they are in proper working order on the Commencement Date. Landlord shall warrant the condition of the generic HVAC systems serving the Building generally for one (1) year after the Commencement Date. Thereafter, Tenant shall obtain and maintain at all times during the term of this Lease a maintenance contract with an HVAC contractor acceptable to Landlord in its reasonable discretion for the regular maintenance of all heating, ventilating and air conditioning equipment exclusively serving the Demised Premises (collectively, the “HVAC Equipment” and shall cause all regularly scheduled maintenance under such contract to be performed. In the event that an HVAC rooftop unit or ceiling hung unit heater of a generic type which serves the building generally (as opposed to HVAC components which have been installed in connection with the specific needs of the Tenant’s business operations) requires replacement or extraordinary repair, the cost of such replacement or extraordinary repair shall be shared between Landlord and Tenant, Tenant’s share to be based on the ratio of the number of months remaining in the then current term of the Lease to the estimated useful life of the replacement unit or extraordinary repair, as the case may be, unless caused by the misuse or neglect of Tenant. The useful life of any replacement of the HVAC Equipment will be deemed to be fifteen (15) years for a roof top unit and ten (10) years for a ceiling hung unit heater. If Tenant exercises a renewal option, Tenant shall pay to Landlord on the first (1st) day of such extension or renewal term an additional portion of the cost of such extraordinary repair or replacement of the HVAC Equipment based upon a fraction, the numerator of which is the number of calendar months in such extension or renewal term, and the denominator of which the number of calendar months in the full useful life of such extraordinary repair or replacement of the HVAC Equipment, as determined above. With the exception of HVAC Equipment, when used in this provision, the term “repairs” shall include replacements, and all such repairs or replacements made by the Tenant shall be of equal quality to the original equipment or work. The Tenant shall keep and maintain all portions of the Demised Premises and the sidewalk adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, regardless of any CAM performed by Landlord. Tenant shall maintain a minimum temperature in the Demised Premises of 40 degrees during the Lease Term.

If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease, and such failure continues for a period of thirty (30) days after written notice shall have been given Tenant (provided, however, that in the event of a bona fide emergency, Landlord shall only be required to provide such notice as is practicable under the circumstances), in accordance with Article 17.0 of this Lease, Landlord may make such repairs or replacements without liability to Landlord for any loss or damage that may accrue’to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus 10% for overhead incurred by Landlord in making such repairs or replacements. Landlord shall perform any such work in a manner intended to minimize any interference with the conduct of Tenant’s business.

Landlord shall maintain and repair, at its expense and not reimbursable as CAM, (i) the structural portions of the Building, (ii) all utility lines serving the Demised Premises and located outside of the Demised Premises, and (iii) the exterior walls of the Building, unless such repairs are required as a result of the negligence or otherwise wrongful acts of Tenant, its employs, agents, assigns, invitees or contractors in which event the costs thereof shall be borne by Tenant and payable by Tenant to Landlord.

The Landlord shall be responsible for all outside maintenance of the Demised Premises, including grounds and parking areas, and including the prompt removal of any accumulated snow and ice in the Common Areas. All such maintenance which is the responsibility of the Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of Demised Premises during business hours, except Sundays and holidays. Landlord shall be obligated to exert all reasonable efforts to perform its obligations under this Lease, but not be liable for damages arising from its performance or non-performance of repairs or maintenance arising due to causes beyond its control.

9.0 HAZARDOUS MATERIALS:

Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials in the Building or on or under the Property in violation of applicable environmental laws, rules or regulations. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except in the ordinary course of Tenant’s business. Tenant shall upon request of the Landlord provide a listing of the hazardous substances or materials used or stored by Tenant within the Demised Premises. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials (i) on the Demised Premises. In all events, Tenant shall indemnify Landlord from any release of hazardous materials on the Demised Premises occurring while Tenant is in possession or (ii) elsewhere if, in either case, such release is caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.

Tenant shall indemnify and hold Landlord harmless from any liability, damages, claims, causes of action, charges or other expenses (including without limitation reasonable attorneys’ fees) paid, incurred or asserted against Landlord by reason of Tenant’s failure to perform its obligations under this Section 9.0.

Landlord represents and warrants to Tenant with respect to those portions of the Building and the Property and the Demised Premises (with the exception of anything caused by or arising from the activities of Diametrics Medical, Inc. or its agents or employees) that, (i) as of the Commencement Date, there will be no hazardous substances and materials, including without limitation asbestos-containing materials and polychlorinated biphenyls, except such materials as are used in strict accordance with all applicable environmental laws or regulations (“Environmental Laws”) by other tenants of the Building, (ii) except for hazardous substances or materials which are the responsibility of Tenant under this Section 9.0, Landlord shall promptly remove or otherwise remediate in accordance with all applicable Environmental Laws, any hazardous substances or materials located, stored, disposed of or otherwise released on or about the Building or the Property in violation of Environmental Laws. Landlord shall indemnify and hold Tenant harmless from any liability, damages, claims, causes of action, charges or other expenses (including without limitation reasonable attorneys fees) paid, incurred or asserted against Tenant by reason of the presence, storage, disposal or release within those portions of the Building which do not include the Demised Premises or on or about the Property of any such hazardous substances or materials, including hazardous substances or materials located within the Demised Premises or brought onto, disposed of or released by Tenant, its agents, employees and contractors.

10.0 PUBLIC LIABILITY INSURANCE:

Tenant shall during the term hereof keep in full force and effect at its own expense a policy or policies of public liability insurance with respect to the Demised Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties with combined coverage limits of liability not less than $1,000,000. Such policy or policies shall provide that ten (10) days written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

11.0 SIGNAGE AND DISPLAYS:

Upon occupancy, building exterior signage, building directories and/or pylon signage shall be approved, installed and provided for by Landlord in compliance with city ordinances and building signage criteria. Any changes, modifications and/or maintenance of initial signage shall be at Tenant’s sole cost and expense with approval of Landlord. Additional signage, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from the exterior of the Demised Premises, shall be approved by Landlord and shall be installed at Tenant’s sole cost and expense. Said signs are to be maintained by Landlord at Tenant’s expense. Landlord may remove any unauthorized signs without any liability to Landlord and may charge the expense incurred by such removal to Tenant.

12.0 ALTERATIONS, INSTALLATION, FIXTURES:

Unless otherwise stated, Tenant shall not make any alterations, additions or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing or wiring without the prior written consent of the Landlord, which consent shall not unreasonably be withheld, delayed or conditioned. Notwithstanding the foregoing to the contrary, Tenant may redecorate or otherwise perform cosmetic alterations of the Demised Premises, or make other non-structural alternations which do not materially increase the cost of restoration of the Demised Premises upon the expiration of the Term of this Lease having an aggregate cost of less than $25,000 (either in a single improvement or a series of related improvements), upon prior written notice to Landlord, but without the necessity of obtaining Landlord’s consent. Tenant shall promptly provide lien waivers or other satisfactory evidence of payment to Landlord upon completion. In the event alterations are required by any governmental agency by reason of the use and occupancy of the Demised Premises by Tenant (as opposed to office, showroom, warehouse and light manufacturing use generally), Tenant shall make such alterations at its own cost and expense after first obtaining Landlord’s written approval of plans and specifications and furnishing such indemnification as Landlord may reasonably require against liens, costs, damages and expenses arising out of such alterations. Tenant shall warrant to Landlord that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations and insurance requirements. Construction of such alterations or additions shall commence only upon Tenant obtaining and exhibiting to Landlord the requisite approvals, licenses and permits And mechanic lien waivers or other evidence of payment acceptable to Landlord. Unless otherwise agreed to, all alterations, installations, physical additions or improvements to the Demised Premises, excluding attached equipment and/or fixtures installed by Tenant which can be removed without permanent damage to the Demised Premises (collectively, “Tenant’s Property”) made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease.

13.0 ACCESS TO DEMISED PREMISES:

Tenant, agrees to permit Landlord and the authorised representatives of Landlord to enter the Demised Premises upon reasonable prior notice (except in the event of a bona fide emergency) at all times during usual business hours for the purpose of inspecting the same and making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant is required to perform and the performance thereof by Landlord shall not constitute a waiver of the Tenant’s default to perform the same. Landlord may, during the progress of any work in the Demised Premises or Building, keep and store upon the Demised Premises or Building all necessary materials, tools, and equipment Any such work shall be performed in a manner intended to minimize interference with the conduct of Tenant’s business at and from the Demised Premises.

Landlord reserves the right to enter upon the Demised Premises (a) at any time in the event of an emergency and (b) at reasonable hours on reasonable prior notice to exhibit the Demised Premises to prospective purchasers or investors or lenders; and to exhibit the Demised Premises to prospective tenants during the last one hundred twenty (120) days of the term of this Lease, all without hindrance by Tenant,

14.0 REMOVAL OF FIXTURES

Notwithstanding anything contained elsewhere in this Lease, upon the request of Landlord the Tenant shall promptly remove at its sole expense all fixtures, equipment and alterations made by Tenant with notice from Landlord that such future removal would be required, simultaneously with vacating the Demised Premises and Tenant shall promptly restore the Demised Premises to the condition that existed immediately prior to said fixtures, equipment and alterations having been made.

15.0 ASSIGNMENT OR SUBLETTING:

Tenant agrees to use the Demised Premises throughout the entire term hereof for the purpose herein specified and for no other purposes, and, except as to an “Intracorporate Transfer” (as defined below), not to transfer or assign this Lease or sublet said Demised Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior consent of Landlord in each instance. Tenant shall seek such consent of Landlord by a written request therefor, setting forth such information as Landlord may reasonably deem necessary. Landlord agrees not to withhold, delay or condition consent unreasonably. Consent by Landlord to any assignment of this Lease or to any subletting of the Demised Premises shall not be a waiver of Landlord’s right under this Article as to any subsequent assignment or subletting. Landlord’s rights to assign this Lease are and shall remain unqualified. No such assignment or subleasing shall relieve the Tenant from any of Tenant’s obligations in this Lease contained, nor shall any assignment or sublease or other transfer of this Lease be effective unless the assignee, subtenant or transferee shall at the time of such assignment, sublease or transfer, assume in writing for the benefit of Landlord, its successors or assigns, all of the terms, covenants, and conditions of this Lease thereafter to be performed by Tenant and shall agree in writing to be bound thereby. Should Tenant sublease in accordance with the terms of this Lease, fifty percent (50%) of any increase in aggregate rental received by Tenant over the per square foot rental rate which is being paid by Tenant shall be forwarded to and retained by Landlord, which increase shall be in addition to the Base Rent and Additional Rent due Landlord under this Lease.

Notwithstanding the foregoing to the contrary, Tenant shall have the right, upon notice to but without the consent of Landlord, to assign this Lease or sublet the Demised Premises to a corporation, person or entity which: (i) is a corporation, person or entity in which Tenant, Tenant’s parent or an affiliate of Tenant owns, or the shareholders of Tenant or Tenant’s parent corporation own, in excess of fifty percent (50%) of the outstanding capital stock or ownership interest; or (ii) as a result of a consolidation, merger or other reorganization with Tenant and/or Tenant’s parent corporation; or (iii) acquires or is acquiring all or substantially all of the outstanding capital stock or assets of Tenant or Tenant’s parent; or (iv) as a result of a change of the domicile of Tenant or the reincorporation of Tenant in another jurisdiction, shall own all or substantially all of the assets of Tenant (collectively, an “Intracorporate Transfer”).

Any assignment or subletting pursuant to (i) – (iv) above, inclusive, shall be subject to the following conditions: (a) Tenant shall remain fully liable during the unexpired term of this Lease, including any exercised renewal or extension options; (b) the assignee or subtenant pursuant to (ii) or (iii) shall assume the obligations of Tenant under this Lease without thereby releasing the Tenant; and (c) any such assignment or subletting shall be subject to all of the terms, covenants and conditions of this Lease.

16.0 SUCCESSORS AND ASSIGNS:

The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto,

17.0 NOTICES:

Any notice required or permitted under this Lease shall be deemed sufficiently given or secured if sent by registered or certified return receipt mail to Tenant at the Demised Premises, Attn: President, and at                   , Attn: President, and to Landlord at the address then fixed for the payment of rent as provided in Article 4.0 of this Lease and either party may by like written notice at any time designate a different address to which notices shall subsequently by sent or rent to be paid

18.0 SURRENDER:

On the Expiration Date or upon the termination hereof upon a day other than the Expiration Date, Tenant shall peaceably surrender the Demised Premises in the condition in which the Demised Premises were delivered to Tenant as set forth in Section 1.0 hereof, reasonable wear and tear. Permitted alternations and insured casualty only excepted; warehouse area in broom clean condition; office/restroom area vacuumed and cleaned. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its expense, remove all trade fixtures, personal property and equipment and signs from the Demised Premises and any property not removed shall be deemed to have been abandoned. Any damage caused in the removal of such items shall be repaired by Tenant and at its expense. All alterations, additions, improvements and fixtures (other than Tenant’s Property) which shall have been made or installed by Landlord or Tenant upon the Demised Premises and all floor covering so installed shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease If the Demised Premises are not surrendered on the Expiration Date or the date of termination, Tenant shall indemnify Landlord against loss or liability or claims made by any succeeding Tenant resulting from such delay. Tenant shall promptly surrender all keys for the Demised Premises to

Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the Demised Premises.

19.0 HOLDING OVER:

In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a Tenant at sufferance and shall pay rent for such occupancy at the rate of 150% of the last-current aggregate Base and Additional Rent, prorated for the entire holding over period. Except as otherwise agreed, any holding over with the written consent of Landlord shall constitute Tenant a month-to-month lease. Upon entry into a lease renewal following the payment of Holdover Rent, the Landlord shall refund such holdover rent.

20.0 MINIMUM TEMPERATURE:

Tenant shall maintain a minimum temperature in the Demised Premises of 40 degrees during the Lease Term.

21.0 DEFAULT OF TENANT:

a.	In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after the same becomes due or any failure to perform any other terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such failure shall have been given to Tenant, or if Tenant or an agent of Tenant shall intentionally falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or any person shall take or have against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s or any such guarantor’s property, or if Tenant or any such guarantor’s property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or if Tenant shall suffer this Lease to be taken under any writ of execution, then in any such event Tenant shall be in default hereunder, and Landlord, in addition to other rights or remedies it may have, shall have, upon receipt of an order so stating from a court of competent jurisdiction, the immediate right of re-entry and may in such event remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without being guilty of trespass.

b.	Should Landlord elect to re-enter the Demised Premises, as herein provided, or should it take possession of the Demised Premises pursuant to legal proceedings, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. In such event Landlord shall undertake reasonable efforts to mitigate damages, it being understood and agreed that reasonable efforts by the Landlord do not include the expenditure of funds by Landlord for which reimbursement by Tenant has not been made or assured or the reletting of the Demised Premises in lieu of other available premises owned by the Landlord or its owners and affiliates. Upon each such subletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of that portion of any costs and expenses of such reletting amortized over the initial term of the successor lease which is allocable to the remainder of the remaining Term of this Lease, including reasonable brokerage fees and reasonable attorney’s fees and costs of alterations and repairs made to the Demised Premises in connection with such reletting., third, to the payment of the rent due and unpaid hereunder, and the residue, if any shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Landlord. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry and reletting elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any such breach, in addition to any other remedies it may have, it may recover from Tenant all damages (excluding indirect or consequential damages) it may incur by reason of such breach, including the cost of recovering the Demised Premises, reasonable attorney’s fees and costs incurred in enforcing Landlord’s remedies hereunder, the unamortized portion of any leasehold improvements made by Landlord for Tenant and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord subject to a reasonable present value discount at the “prime” or “reference” rate then announced at Wells Fargo Bank, N.A., Minneapolis office, or its successors and assigns (the “Prime Rate”).

c.	Landlord may, at its option, instead of exercising any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is reasonably necessary to cure any default of Tenant herein and the amount so spent, and costs incurred, including reasonable attorney’s fees in curing such default, shall be paid by Tenant, as additional rent, upon demand.

d.	In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all reasonable expenses incurred therefor, including reasonable attorney’s fees and costs, together with interest on all such expenses at the rate of four percent (4%) per annum in excess of the Prime Rate (the “Default Rate”) from the date of such breach of the covenants of this Lease.

e.	In the event of a default by Tenant hereunder, except as otherwise expressly provided herein, Tenant waives any demand for possession of the Demised Premises, and any demand for payment of rent and any notice of intent to re-enter the Demised Premises, or of intent to terminate this Lease, other than the notices above provided in this Article, and any other notice or demand prescribed by any applicable statutes or laws.

f.	No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

22.0 DEFAULT OF LANDLORD:

The failure of Landlord to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default shall be considered a “Landlord Default” for purposes of this Lease. In the event of a Landlord Default, Tenant may, in addition to any other rights and remedies allowed by applicable law, and except as otherwise expressly set forth herein, cause such default to be cured and deduct from its next due installments of Rent hereunder, all reasonable costs and expenses incurred by Tenant in doing so. Notwithstanding the foregoing to the contrary, in the event that Landlord shall, within thirty (30) days after receipt of any notice of default from Tenant, provide notice to Tenant that Landlord in good faith disputes that Landlord is in default in the performance of any obligation hereunder (a “Dispute Notice”), Tenant shall not offset or deduct any amounts from any installments of Rent unless and until such bona fide dispute shall have been resolved in Tenant’s favor under a “reference proceeding” in accordance with the provisions set forth below.

Such reference proceeding shall be conducted in accordance with the procedures set forth below for a determination which will be binding upon the parties, and subject to an appeal only to the extent a binding arbitrator’s award would be appealable under the rules of the American Arbitration Association (“AAA”). The parties agree specifically as to the following:

(i)	Within fifteen (150) business days after service of a Dispute Notice, the parties will agree upon a single neutral referee from among a pool of mediators and other “neutrals” provided by the Ramsey County Bar Association who will then try all issues, whether of fact or law, and then report a finding judgment thereon. If the parties are unable to agree upon a referee, either party may seek appointment of a referee by a judge of the Ramsey County District Court.

(ii)	The compensation of the referee shall be such charge as is customarily charged by the referee for like services. The cost of such proceedings will initially be borne equally by the parties. However, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs.

(iii)	If a reporter is requested by either party, then a reporter will be present at all proceedings, and the fees of such report shall be borne by the party requesting such reporter. Such fees will be an item of recoverable costs. Only a party will be authorized to request a reporter.

(iv)	The referee will apply the substantive law of Minnesota in deciding the issues to be heard.

(v)	Notice of any motions before the referee will be given, and all matters shall be set at the convenience of the referee.

(vi)	The parties agree that they will in good faith endeavor to cause any such dispute to be decided within three (3) months. The date of hearing for any proceeding will be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

(vii)	The referee shall have the power to make a determination as to the existence of a default on the part of the Landlord, the reasonable costs to cure such default and Tenant’s right to recover the cost of cure from the Landlord. Consequential and incidental damages shall not be recoverable in these proceedings.

23.0 EMINENT DOMAIN:

In the event of any eminent domain of condemnation proceeding or private sale in lieu thereof in respect to the Building during the term thereof, the following provisions shall apply:

a.	If the whole of the Building shall be acquired or condemned by eminent domain for any public or quasi-public purpose, the term of this lease shall cease and terminate as of the date possession shall be taken in such proceedings and all rentals shall be paid up to that date.

b.	If any part constituting less than the whole of the Building shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises so as to render the Demises Premises unsuitable for the business of the Tenant, in the reasonable opinion of Tenant, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

In the event of a partial taking or condemnation of the Building which shall not materially affect the Demised Premises so as to render the Demised Premises unsuitable for the business of the Tenant, in the reasonable opinion of the Tenant, this Lease shall continue in full force and effect with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any of the Demised Premises taken. Landlord reserves the right, at its option, to restore the building and the Demised Premises to substantially the same condition as they were prior to such condemnation. In such event, Landlord shall give written notice to Tenant, within 30 days following the date possession shall be taken by the condemning authority, of Landlord’s intention to restore. Upon Landlord’s notice of election to restore, Landlord shall commence restoration and shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of condemnation or sale proceeds adjustments by Landlord; and Tenant shall have no right to terminate this Lease except as provided above. Upon completion of such restoration, the rent shall be equitably adjusted based upon the portion, if any, of the Demised Premises restored.

c.	Except as set forth in subsection (d) below, in the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right to claim to any part thereof.

d.	Although all damages in the event of any condemnation shall belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment, or for moving expenses. However, Tenant shall have no claim against Landlord or make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said lease or loss of any possible value of said lease, any unexpired term, renewal or extension of said lease.

24.0 RULES AND REGULATIONS. INTENTIONALLY OMITTED

25.0 CONDITION AFFECTING HEALTH AND SAFETY:

In the event that any condition not caused by Tenant, its employees, agents or contractors, exists or arises in the Building or on the Property which has been determined by a qualified third party to constitute a material risk to the health or safety of Tenant’s employees, invitees or licensees and Tenant has provided Landlord with written notice of such condition and the third party opinion with respect thereto and, as a result thereof, Tenant, in its reasonable business discretion, elects to cease the use of that portion of the Demised Premises which has been determined by such third party to constitute such risk. Base and Additional Rent shall abate equitably until Landlord shall correct such condition. In addition, if Landlord fails to correct such condition within one hundred eighty (180) days after written notice thereof from Tenant, Tenant shall have the right to terminate this Lease by written notice to Landlord.

26.0 DAMAGE OR DESTRUCTION:

In the event of any damage or destruction to the Premises by fire or other cause during the term hereof, the following provisions shall apply:

a.	If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, not later than the sixtieth (60th) day following the damage, give Tenant written notice of Landlord’s election to terminate this Lease.

b.	If the cost of restoration as estimated by Landlord will equal or exceed fifty percent (50%) of said replacement value of the Building and if the Demised Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Tenant, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a written notice of election to terminate this Lease.

c.	If the cost of restoration as reasonably estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord; and Tenant shall have no right to terminate this Lease except as herein provided. Landlord shall not be responsible for restoring or repairing leasehold improvements of the Tenant Notwithstanding the foregoing to the contrary, if Landlord fails to complete such restoration and provide to Tenant a Certificate of Occupancy with respect to the Demised Premises issued by the City of Roseville, Minnesota within one hundred eighty (180) days after the date of such damage, Tenant shall have the option to terminate this Lease by written notice to Landlord (a “Tenant Termination Notice”); provided, however, that such Tenant Termination Notice shall not effective if Landlord completes the required restoration work and delivers to Tenant the required Certificate of Occupancy within thirty (30) days after the date of the Tenant Termination Notice.

d.	In the event of either of the elections to terminate, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rentals shall be paid up to that date. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

e.	In any case where damage to the Building shall materially affect the Demised Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, unless such destruction was wholly or partially caused by the negligence or breach of the terms of this Lease by Tenant, its employees, contractors or licensees, in which case there shall be no abatement of rent, a portion of the rent based upon the amount of the extent to which the Demised Premises are rendered unsuitable shall be abated until repaired or restored.

27.0 CASUALTY INSURANCE:

a.	Landlord shall at all times during the term of this Lease, at its expense, maintain a policy or policies, of insurance with premiums paid in advance issued by an insurance company licensed to do business in the State of Minnesota insuring the Building against loss or damage by fire, explosion or other insurable hazards and contingencies for the full replacement value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring upon the Demised Premises or any additional improvements which Tenant may construct or install on the Demised Premises.

b.	Tenant shall not knowingly carry any stock of goods or do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease and will in any event remove any such goods or case any such activity within fifteen (15) days after receipt of notice from Landlord with respect thereto.

c.	Landlord hereby waives and releases all claims, liabilities and causes of action against Tenant and its agents, servants and employees for loss of damage to, or destruction of, the Building or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, servants and employees for loss of damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the Premises resulting from fire, explosion or the other perils included in standard coverage insurance, whether caused by the negligence of any of said persons or otherwise. The waiver shall remain in force whether or not the Lessee’s insurer shall consent thereto.

d.	In the event that the use of the Demised Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Demised Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. Landlord represents that the use of the Demised Premises by the prior tenant thereof did not cause such increase in Landlord’s insurance premiums. If Tenant installs any electrical equipment that overloads the power lines to the building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

28.0 COVENANTS TO HOLD HARMLESS:

Unless the liability for damage or loss is caused by the negligence of Landlord, its agents, employees or contractors, Tenant shall hold harmless Landlord from any liability for damages to any person or property in or upon the Demised Premises and the Building, including the person and property of Tenant and its employees and all persons in the Building at its or their invitation or sufferance, and from all damages resulting from Tenant’s failure to perform the covenants of this Lease. Unless the liability for damage or loss is caused by the negligence of Tenant, its agents, employees or contractors, Landlord shall hold harmless Tenant from any liability for damages to any person or property in or upon the Building (excluding the Demised Premises) or the Property, including the person and property of Landlord and its employees and all persons in the Building or on the Property. All property kept, maintained or stored on the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Demised Premises, and not furnished on order of Landlord, which may be secured by any mechanic’s materialmen’s or other lien to be discharged at the time performance of any obligation secured thereby matures, provided that Tenant may contest such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then and in each such event, Tenant shall forthwith pay and discharge said judgment. Landlord shall have the right to post and maintain on the Demised Premises, notices of non-responsibility under the laws of the State of Minnesota.

29.0 NON-LIABILITY:

Except as otherwise expressly provided herein, (i) Landlord shall not be liable for any damage to property of Tenant or of others located on the Premises, nor for the loss or damage to any property of Tenant or of others by theft or otherwise, (ii) Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; and (iii) Landlord shall not be liable for any such damage caused by other Tenants or persons in the Premises, occupants or adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work Landlord shall not be liable for any latent defect in the Demised Premises. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier.

30.0 SUBORDINATION:

This Lease shall be subordinated to any mortgage that may now exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to the interest upon the indebtedness evidenced by such mortgages, and to all renewals, replacements and extensions thereof, so long as such holder shall agree in writing that it shall not disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default hereunder beyond any applicable cure periods. In the event of execution by Landlord after the date of this Lease of any such mortgage, renewal, replacement or extension, Tenant agrees to execute a subordination agreement (an “SNDA”) with the holder thereof which agreement shall provide that:

a.	Such holder shall not disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default hereunder beyond any applicable cure periods;

b.	In the event of acquisition of title to the Demised Premises by such holder, such holder shall accept the Tenant as Tenant of the Demised Premises under the terms and conditions of this Lease and shall perform all the obligations of Landlord hereunder; and

c.	The Tenant shall recognize such holder as Landlord hereunder.

As a condition to Tenant’s obligations hereunder, Landlord shall cause an SNDA meeting the foregoing requirements and otherwise being acceptable to Tenant in its commercially reasonable discretion to be executed by any party currently holding a mortgage encumbering the Building or any other portion of the Property within ninety (90) days of the date hereof.

Tenant shall, upon receipt of a request from Landlord therefor, execute and deliver to Landlord or to any proposed holder of a mortgage or trust deed or to any proposed purchaser of the Premises an Estoppel Letter containing customary disclosures.

31.0 ATTORNMENT:

In the event of a sale or assignment of Landlord’s interest in the Building or this Lease, or if the Building comes into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however, Tenant’s peaceable possession will not be disturbed so long as Tenant faithfully performs its obligations under this Lease. Tenant shall execute, on demand, any attornment agreement required by any such party to be executed, containing such provisions as such party may reasonably require so long as the transferee shall assume in writing the obligations of Landlord hereunder. Landlord shall have no further obligations under this Lease after any such assignment.

32.0 NOVATION IN THE EVENT OF SALE:

In the event of the sale of the Demised Premises, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, so long as the purchaser shall assume and agree to carry out all the covenants and obligations of Landlord herein. Notwithstanding the foregoing provisions of this Section 30.0, Landlord, in the event of a sale of the Demised Premises, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchaser of the Demised Premises assumes and agrees to carry out all of the covenants and obligations of Landlord herein.

The Tenant agrees at any time and from time to time (but not more often than twice per year) upon not less than ten (10) days prior written request by the Landlord to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect as modified and stating the modifications, and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee or any mortgage upon the fee of the Demised Premises.

33.0 QUIET ENJOYMENT:

Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant’s part to be observed and performed under this Lease, may peaceably and quietly enjoy the Demised Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

34.0 RECORDING:

Tenant shall not record this Lease without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of the Memorandum lease for the purposes of recordation. Said Memorandum lease shall describe the parties, the Demised Premises and the term of the Lease and shall incorporate this Lease by reference. This Article 34.0 shall not be construed to limit Landlord’s right to file this Lease.

35.0 CONSENTS:

Whenever provision is made under this Lease for either party securing the consent or approval by the other party, such consent or approval shall only be in writing.

36.0 DEFAULT RATE:

Any sums due from either party to the other shall, if not paid within ten (10) days of the date due, bear interest at the Default Rate from the date due to the date paid.

37.0 GENERAL:

a.	The Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties hereto being that of Landlord and Tenant.

b.	No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant’s possession of the Demised Premises. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

c.	This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Demised Premises and there are no other agreements, either oral or written, between them other than herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this Lease is executed.

d.	If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

e.	The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

f.	Submission of this instrument to Tenant or proposed Tenant or his agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord/Owner and Tenant or its agents.

38.0 LITIGATION COSTS:

If either party hereto initiates litigation (including without limitation a reference proceeding under Section 22 hereof) to enforce the provisions of this Lease against the other party, the prevailing party in such litigation shall be entitled to reimbursement from the non-prevailing party of all reasonable and documented costs and expenses, including reasonable attorneys’ fees, paid or incurred by the prevailing party in connection with such litigation. The term “prevailing party” shall be defined to mean the party whose position in such litigation is substantially upheld in a final, non-appealable judgment rendered in such action.

39.0 TENANT CONTENCIES:

The obligations of Tenant hereunder shall be contingent upon the following:

(i)	Tenant obtaining at Landlord’s costs (not to exceed $2,000.00), a Phase I Environmental Site Assessment of the Building and the Property prepared by an environmental consultant reasonably acceptable to Tenant (the “Phase I Report”), and approval of such Phase I Report by Tenant within thirty (30) days from the date hereof; and

(ii)	Closing on the acquisition by Tenant of the Intermittent Testing Business Assets of Diametrics Medical, Inc., a Minnesota corporation within ninety (90) days of the date hereof.

In the event that either of the contingencies described above is not satisfied within the applicable contingency period set forth above or, if no period is specified by the Commencement Date, Tenant may terminate this Lease by written notice to Landlord prior to the expiration of the applicable contingency period.

40.0 TENANT IMPROVEMENT ALLOWANCE:

Landlord will provide a Fifty Thousand and 00/100 Dollar ($50,000.00) cash allowance to Tenant for Tenant Improvements (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be used to reimburse Tenant for the cost of improvements to the Demised Premises which have been approved by Landlord, either prior to or after the Commencement Date, upon presentation of lien waivers all the work having a cost in excess of $1,000.00.

     IN WITNESS WHEREOF, the Landlord and the Tenant have executed this lease in form and manner sufficient to bind them at law, as of the day and year first above written,

LANDLORD:	TENANT:
ROSEVILLE PROPERTIES MANAGEMENT COMPANY, as agent for COMMERS-KLODT PARTNERSHIP	INTERNATIONAL TECHNIDYNE CORPORATION

/s/ Daniel P. Commers	/s/ Lawrence Cohen

Signature	Signature

DANIEL P. COMMERS	LAWRENCE COHEN

Name (Print)	Name (Print)

President	President

Title	Title

9/26/03	Sept 26, 2003

Date Signed	Date Signed

EXHIBIT A
County Road C
PATTON ROAD
ROSEVILLE BUSINESS COMMONS
RBC
5,120 sf (2640)
5,265 sf (2642)
5,054 sf (2644)
5,297 sf (2646)
3,246 sf (2648)
3,267 sf (2650)
3,221 sf (2652)
3,433 sf (2654)
3,045 sf (2656)
3,257 sf (2658)
3,045 sf (2660)
3,257 sf (2662)
3,241 sf (2664)
3,284 sf (2666)
3,301 sf (2668)
3,458 sf (2670)
4,315 sf (2672)
4,512 sf (2674)
4,314 sf (2676)
4,758 sf (2678)
TOTAL SQUARE FEET: 77,710
EXHIBIT A

EXHIBIT A-l

LEGAL

Lot 1, Block 1, Patton Business Second Addition, according to the recorded plat thereof, Ramsey County, Minnesota.

EXHIBIT B

THREE RIVERS
ROSEVILLE PROPERTIES
FLOOR PLAN
1/16" = 1'-0"
DIAMETRICS MEDICAL INC.
MANUFACTURING FACILITY
ROSEVILLE, MN

2640-2680 Patton Road, Roseville Business Commons

2003 ESTIMATED COMMON AREA MAINTENANCE (CAM) EXPENSES

Bldg. SF: 77707

	$/Year	$/SF/Yr	Rationale
Property/Liability Insurance	$9,474	$0.12	Annual premium
Snow Removal	$5,500	$0.07	Nov-March contract plus salt/sand
Lawn Care/Irrigation Repairs	$4,000	$0.05	April-October contract Plant replacement
Roof Maintenance	$2,000	$0.03	Repairs, inspection
Parking Lot Maintenance	$600	$0.01	Repairs, sweeping, striping
Building Repairs	$800	$0.01	Estimate
Window Cleaning	$450	$0.01	2x/year- exterior only
Maintenance Labor	$1,540	$0.02	Estimate 4 hrs./month @ $32/hrs.
HVAC Scheduled Maintenance	$4,800	$0.06	4x/year inspec/tilters + condens clean
Maintenance Supplies	$350	$0.00	Estimate
Pest Control	$400	$0.01	Contract service
Exterior Lighting	$1,400	$0.02	Estimate
FireSprinkler Alarm Monitoring	$1,500	$0.02	Monitor contract/phones/inspection & extinguish
Administration/Management Fees	$45,000	$0.58	Estimate on % of collected rents

TOTALS:	$77,814	$1.00 /SF/Yr

***Sewer/Water billed quarterly

2003 Est. Property Tax: $1.97 /SF/Yr